Exhibit 10.2

(Bilateral Form)	(ISDA Agreements Subject to New York Law Only)

ISDA®
International Swaps and Derivatives Association, Inc.

CREDIT SUPPORT ANNEX

to the Schedule to the

ISDA MASTER AGREEMENT
(1992 – Multicurrency—Cross Border)

dated as of January 23, 2008

between

THE ROYAL BANK OF SCOTLAND PLC,
a company incorporated under the laws of Scotland (“Party A”)

and

FORD CREDIT AUTO OWNER TRUST 2008-A,
a Delaware statutory trust
(“Party B”)

This Annex supplements, forms part of, and is subject to, the above-referenced Agreement, is part of its Schedule and is a Credit Support Document under this Agreement with respect to each party.

Paragraph 13.    Elections and Variables

(a)            Security Interest for “Obligations.”  The term “Obligations”as used in this Annex includes the following additional obligations:

 With respect to Party A: None.

 With respect to Party B: None.

(b)            Credit Support Obligations.

 (i)     Delivery Amount, Return Amount and Credit Support Amount.

(A)    “Delivery Amount”has the meaning specified in Paragraph 3(a), except that the words “upon a demand made by the Secured Partyon or promptly following a Valuation Date”shall be deleted and replaced by the words “on each Valuation Date”.

(B)    “Return Amount”has the meaning specified in Paragraph 3(b).

(C)    “Credit Support Amount” means the amount specified in (1), (2), (3), (4) or (5) below, except that if two or more amounts below apply, the highest amount:

(1) if the Moody’s First Rating Trigger Requirements apply to Party Aand Party A chooses to post collateral, the following amount as determined by the Valuation Agent:

The greater of (i) Secured Party's Exposure + (Notional Amount on such Valuation Date * the respective potential increase below) and (ii) 0

Potential Increase of Mid-Market Valuation

Weighted Average Life of Hedge in Years	Posting Frequency (Daily)
1	0.15%
2	0.30%
3	0.40%

(2) if the Moody’s Second Rating Trigger Requirements apply to Party A, the following amount as determined by the Valuation Agent:

The greatest of (i) Floating Amount on next Payment Date, (ii) Secured Party's Exposure + (Notional Amount on such Valuation Date * the respective potential increase below) and (iii) 0

Potential Increase of Mid-Market Valuation

Weighted Average Life of Hedge in Years	Posting Frequency (Daily)
1	0.50%
2	1.00%
3	1.50%

(3)  if the S&P First Rating Trigger occurs and the S&P Second Rating Trigger has not occurred, within 10 Local Business Days of such occurrence (or on the date of this Annex, if no Relevant Entity has the S&P First Rating Thresholds as of the date of this Annex), Party A will post collateral in the following amount as determined by the Valuation Agent:

The greater of (i) Secured Party's Exposure * 100%, and (ii) 0

(4)  if the S&P SecondRating Trigger occurs, within 10 Local Business Days of such occurrence, Party A will post collateral in the following amount as determined by the Valuation Agent:

The greater of (i) Secured Party's Exposure * 125%, and (ii) 0

(5)  if the Fitch First Rating Trigger occurs and Party A chooses to post collateral or if a Fitch Second Rating Trigger occurs, the following amount as determined by the Valuation Agent:

The greater of (i) Secured Party's Exposure + (Volatility Buffer * Notional Amount), and (ii) 0

"Volatility Buffer" means the percentage set forth in the following table with respect to any Transaction:

Weighted Average Life of Hedge in Years
Notes’ Rating	1	2	3	4	5	6	7	8	9	10

USD Interest Rate Swaps
AA- or Better	0.6	1.6	2.6	3.4	4.2	4.8	5.5	5.9	6.4	7.0
A+/A	0.3	0.8	1.3	1.7	2.1	2.4	2.8	3.0	3.3	3.6
A-/BBB+	0.2	0.6	1.0	1.3	1.6	1.9	2.1	2.3	2.5	2.7

(ii)    Eligible Collateral.  The following items will qualify as “Eligible Collateral” (unless noted below)for Party A:

		The following Valuation Percentages(1) will apply to Eligible Collateral with respect to Party A for each respective rating trigger event below:

		Moody’s First Rating Trigger Requirements	Moody’s Second Rating Trigger Requirements	S&P First Rating Trigger	S&P Second Rating Trigger	Fitch First and Second Rating Triggers

(A)	Cash in U.S. Dollars	100%	100%	100%	80%	100%

(B)	Fixed rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of not more than one year	100%	100%	98.9%	79.1%	97.5%

(C)	Fixed rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of more than one year but not more than 2 years	100%	99%	98%	78.4%	91.5%

(D)	Fixed rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of more than 2 years but not more than 3 years	100%	98%	98%	78.4%	91.5%

(E)	Fixed rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturityof more than 3 years but not more than 5 years	100%	97%	98%	78.4%	91.5%

(F)	Fixed rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturityof more than 5 years but not more than 7 years	100%	96%	93.7%	75.0%	86.3%

(G)	Fixed rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturityof more than 7 years but not more than 10 years	100%	94%	92.6%	74.1%	86.3%

(H)	Fixed rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturityof more than 10 years but not more than 20 years	100%	90%	91.1%	72.9%	79%

(I)	Fixed rate negotiable debt obligations issued by the U.S. Treasury Department having a remaining maturity of more than 20 years	100%	88%	88.6%	70.9%	79%

(J)	Floating rate negotiable debt obligations issued by the U.S. Treasury Department	100%	99%	Not Eligible Collateral	Not Eligible Collateral	(2)

(K)	Fixed rate U.S. Agency Debentures having a remaining maturityof not more than one year	100%	99%	98%	78.4%	(2)

(L)	Fixed rate U.S. Agency Debentures having a remaining maturityof more than one year but not more than 2 years	100%	98%	98%	78.4%	(2)

(M)	Fixed rate U.S. Agency Debentures having a remaining maturityof more than 2 years but not more than 3 years	100%	97%	98%	78.4%	(2)

(N)	Fixed rate U.S. Agency Debentures having a remaining maturityof more than 3 years but not more than 5 years	100%	96%	98%	78.4%	(2)

(O)	Fixed rate U.S. Agency Debentures having a remaining maturityof more than 5 years but not more than 7 years	100%	94%	92.6%	74.1%	(2)

(P)	Fixed rate U.S. Agency Debentures having a remaining maturityof more than 7 years but not more than 10 years	100%	93%	92.6%	74.1%	(2)

(Q)	Fixed rate U.S. Agency Debentures having a remaining maturityof more than 10 years but not more than 20 years	100%	88%	82.6%	66.1%	(2)

(R)	Fixed rate U.S. Agency Debentures having a remaining maturityof more than 20 years	100%	86%	77.9%	62.3%	(2)

(S)	Floating rate U.S. Agency Debentures	100%	98%	Not Eligible Collateral	Not Eligible Collateral	(2)

 ___________________

(1)  With respect to collateral types not listed below, such assets will be subject to review by S&P, Fitch orMoody’s, as applicable.
(2)   Subject to review by Fitch.

(iii)  Thresholds.

(A)	“Independent Amount”means with respect to Party A: zero.
“Independent Amount” means with respect to Party B: zero.

(B)
“Threshold”means with respect to Party A: infinity, provided that the Threshold with respect to Party A shall be zero for so long as,no Relevant Entity has the Moody's First Trigger Required Ratings, the Fitch First Trigger Required Ratings or the S&P First Trigger Required Ratingsand (i) no Relevant Entity has had theMoody'sFirst Trigger Required Ratings since this Annex was executed,or (ii) at least 30 Local Business days have elapsed since the last time a Relevant Entity had the Moody's First Trigger Required Ratings, or (iii) no Relevant Entity has had theFitch'sFirst Trigger Required Ratings since this Annex was executed,or (iv) at least 30 calendardays have elapsed since the last time a Relevant Entity had the Fitch's First Trigger Required Ratings, or (v) no Relevant Entity has had theS&PFirst Trigger Required Ratings since this Annex was executedor (vi) at least 10 Local Business days have elapsed since the last time a Relevant Entity had the S&P First Trigger Required Ratings.

“Threshold”means with respect to Party B: infinity.

(C)
“Minimum Transfer Amount” means with respect to Party A: U.S.$100,000,provided, however, that if the aggregate outstanding principal balance of the Notes rated by S&P is at the time of any transfer less than U.S.$50,000,000, the “Minimum Transfer Amount”shall mean U.S.$50,000.

"Minimum Transfer Amount" means with respect to Party B: U.S.$100,000.

(D)	Rounding. The Delivery Amount will be rounded up to the nearest integral multiple of U.S.$10,000. The Return Amount will be rounded down to the nearest integral multiple of U.S.$10,000.

(c)	Valuation and Timing.

(i)     “Valuation Agent”means Party A in all circumstances.

(ii)    “Valuation Date” means eachLocal Business Day.

(iii)  “Valuation Time” means the close of business in the city of the Valuation Agent on the Local Business Day immediately preceding the Valuation Date or date of calculation, as applicable, provided that the calculations of Value and Credit Support Amount will, as far as practicable, be made as of approximately the same time on the same date.

(iv)   “Value” has the meaning specified in Paragraph 12, except that clause (i) thereof will be replaced in its entirety with the following:

“(i)  Eligible Collateral or Posted Collateral that is:

(A)     Cash, the amount thereof multipled by the applicable Valuation Percentage but if more than one Valuation Percentage is applicable, the Valuation Percentage with the lowest percentage; and

(B)     a security, the bid price obtained by the Valuation Agent multiplied by the applicable Valuation Percentage but if more than one Valuation Percentage is applicable, the Valuation Percentage with the lowest percentage;”

(v)   “Notification Time”means 11:00 a.m., New Yorktime, on a Local Business Day.

(d)           Conditions Precedent and Secured Party’s Rights and Remedies.  The following Termination Event(s) will be a “Specified Condition”for the party specified (that party being the Affected Party if the Termination Event occurs with respect to that party):  None.

(e)	Substitution.

(i)     “Substitution Date” has the meaning specified in Paragraph 4(d)(ii).

(ii)    Consent.  Not applicable.

(f)	Dispute Resolution.

(i)     “Resolution Time” means 11:00 a.m., New York time, on the Local Business Day following the date on which the notice is given that gives rise to a dispute under Paragraph 5.

(ii)    Value.  For the purpose of Paragraphs 5(i)(C) and 5(ii), on any date, the Value of the outstanding Posted Credit Support or of any transfer of Eligible Credit Support or Posted Credit Support, as the case may be, will be calculated as follows:

(A)
with respect to any Eligible Credit Support or Posted Credit Support comprising securities (“Securities”) the sum of (a)(x) the last bid price on such date for such Securities on the principal national securities exchange on which such Securities are listed, multiplied by the applicable Valuation Percentage; or (y) where any Securities are not listed on a national securities exchange, the bid price for such Securities quoted as at the close of business on such date by any principal market maker (which shall not be and shall be independent from the Valuation Agent) for such Securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage; or (z) if no such bid price is listed or quoted for such date, the last bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available, multiplied by the applicable Valuation Percentage; plus (b) the accrued interest where applicable on such Securities (except to the extent that such interest shall have been paid to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in subparagraph (a) above) as of such date; and

(B)	with respect to any Cash, the amount thereof in U.S. dollars.

(iii)    Alternative.  The provisions of Paragraph 5 will apply.

(g)	Holding and Using Posted Collateral.

(i)     Eligibility to Hold Posted Collateral; Custodians. A Custodian of Party B will be entitled to hold Posted Collateral on behalf of Party B pursuant to Paragraph 6, provided that such Custodian has a short term rating of at least “A-1” by S&P.  Party B’s Custodian is the Indenture Trustee for Party B.   Initially, the Custodian for Party B is the Bank of New York.  If at any time the Custodian’s short term rating by S&P falls below “A-1”, Party B will within 60 days replace such Custodian with a new Custodian having a short term rating of “A-1” or better by S&P.

(ii)    Swap Counterparty Collateral Account.  The Posted Collateral will be held in the Swap Counterparty Collateral Account, which initially will be account number 879527, in the name “The Bank of New York as Indenture Trustee, as secured party for Ford Credit Auto Owner Trust 2008-A,” at the corporate trust department of The Bank of New York.  The security interest of the Indenture Trustee in such account or any other account in which Posted Collateral will be maintained will be perfected by the Indenture Trustee by control pursuant to §8-106 of the Uniform Commercial Code.  Party A consents to The Bank of New York as securities intermediary entering into an agreement establishing such control under §8-106(d)(2) of the UCC.

(iii)   Use of Posted Collateral. Paragraph 6(c)(i) will not apply to Party B but Paragraph 6(c)(ii) will apply to Party B.

(h)	Distributions and Interest Amount.

(i)     Interest Rate.  The “Interest Rate”will be the weighted average rate of interest earned by the Secured Partyin respect of the portion of the Posted Credit Supportcomprised of cash.

(ii)    Transfer of Interest Amount.  The transfer of the Interest Amount will be made on the second Local Business Day following the end of each calendar month and on any other Local Business Day on which Posted Credit Supportin the form of cash is transferred to the Secured Partypursuant to Paragraph 3(b),in each case to the extent that a Delivery Amount would not be created or increased by that transfer, providedthat Party B shall not be obliged to so transfer any Interest Amount unless and until it has earned and received such interest.

(iii)    Alternative to Interest Amount.  The provisions of Paragraph 6(d)(ii) will apply.

(iv)   “Distributions”means, with respect to any Eligible Credit Support comprised in the Posted Credit Supportconsisting of securities, all principal, interest and other payments and distributions of cash or other property to which a holder of securities of the same type, nominal value, description and amount as such Eligible Credit Support would have received from time to time.

(v)    “Distribution Date” means, with respect to any Eligible Credit Support comprised in the Posted Credit Supportother than cash, each date on which a holder of such Eligible Credit Support would have received Distributions or, if that date is not a LocalBusiness Day, the next following Local Business Day.

(i)	Additional Representation(s).

There are no additional representations by either party.

(j)	Other Eligible Support and Other Posted Support.

(i)     “Value” with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time.

(ii)    “Transfer” with respect to Other Eligible Support and Other Posted Support shall have such meaning as the parties shall agree in writing from time to time.

(k)            Demands and Notices. All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, save that any demand, specification or notice:

(A)	shall be given to or made at the following addresses:

If to Party A:

Global Collateral Support Unit
The Royal Bank of Scotland plc, Financial Markets
280 Bishopsgate
London EC2M 4RB
Telephone: 44.207 085 5209
Facsimile:  44.207 085 4793

With a copy to:

Greenwich Capital Markets, Inc.
600 Steamboat Road
Greenwich CT 06830
Attn:     Derivatives Settlements
Telephone:  203-618-2781 (Rob Bache)
203-618-2440 (Operations main number)
Facsimile: 203-618-2579

If to Party B:   The addresses set forth in the Schedule.

or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this subparagraph)  to the other party;

(B)
shall be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Local Business Day or after the Notification Time on any Local Business Day in which event such notice shall be deemed to be effective on the next succeeding Local Business Day.

(l)	Addresses for Transfers.

Party A:  To be notified to Party B by Party A at the time of the request for the transfer.

Party B:  To be notified to Party A by Party B upon request by Party A.

(m)	Other Provisions.

(i)	Early Termination

The heading for Paragraph 7 shall be deleted and replaced with “Early Termination” and the following shall be added after the word “Default” in the first line of Paragraph 7, “in relation to all Transactions or a Termination Event in relation to all Transactions”.  Paragraph 7(iii) is hereby deleted.

(ii)	Costs of Transfer on Exchange

Notwithstanding Paragraph 10, the Pledgor will be responsible for, and will reimburse the Secured Party for, all transfer and other taxes and other costs involved in the transfer of Eligible Credit Support either from the Pledgor to the Secured Party or from the Secured Party to the Pledgor.

(iii)	Cumulative Rights

The rights, powers and remedies of the Secured Party under this Annex shall be in addition to all rights, powers and remedies given to the Secured Party by the Agreement or by virtue of any statute or rule of law, all of which rights, powers and remedies shall be cumulative and may be exercised successively or concurrently without impairing the rights of the Secured Party in the Posted Credit Support created pursuant to this Annex.

(iv)	Single Pledgor and Single Secured Party

For the avoidance of doubt Party A shall always be the Pledgor and Party B shall always be the Secured Party.

(v)	“Exposure” has the meaning specified in Paragraph 12, except that after the word “Agreement” the words “(assuming, for this purpose only, that Part 1(K) of the Schedule is deleted)” shall be inserted.

(vi)
Additional Defined Terms. Capitalized terms used but not defined in this Annex have the meanings assigned to them in the Agreement and the Schedule thereto. In the event of any inconsistency between the provisions of this Annex and the provisions in the Agreement or the Schedule thereto, this Annex will prevail.

(vii)
Transfer Timing.  The following words shall be inserted at the end of Paragraph 4(b):  “, provided that any transfer of Eligible Credit Support by the Pledgor pursuant to paragraph 3(a) shall be made not later than the close of business on the relevant Valuation Date, regardless of whether any demand for transfer is received.”

 [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Annex by their duly authorized representatives as of the date of the Agreement.

FORD CREDIT AUTO OWNER TRUST 2008-A		THE ROYAL BANK OF SCOTLAND PLC

By:	U.S. BANK TRUST	By:	GREENWICH CAPITAL MARKETS, INC.,
	NATIONAL ASSOCIATION,		as its Agent
not in its individual capacity
but solely as Owner Trustee
		By:	/s/ David E. Wagner
		Name:	David E. Wagner
By:	/s/ Nicole Poole	Title:	Managing Director
Name:	Nicole Poole
Title:	Vice President

[SIGNATURE PAGE TO CREDIT SUPPORT ANNEX]